Exhibit 99.1

For Immediate Release

Media Contacts:

Jennifer Regnault LivePerson, Inc. (212) 609-4213 jregnault@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson First Quarter Revenue Increases 38%

Cash balance increases by $379,000 as Company delivers breakeven GAAP EPS

NEW YORK, NY – May 1, 2003 – LivePerson, Inc. (NasdaqSC: LPSN), a provider of technology facilitating real-time online customer interaction, today announced financial results for the first fiscal quarter ended March 31, 2003.

Revenue for the quarter was $2.5 million, a 38% increase from the prior year period, and a 7% sequential increase versus the fourth quarter of 2002.

“LivePerson continues to see the impact of a strengthening sales pipeline,” CEO Robert LoCascio stated.  “This enabled us to surpass our expectations of 5% sequential growth.  We have also increased the size of our direct sales force by 65% since January 1, and expect these new additions to begin generating revenue by the beginning of the fourth quarter.”

A combination of new customer wins, increased revenue from existing clients and a greater proportion of new clients purchasing the higher-priced Sales Edition drove LivePerson’s growth in the quarter.  New clients added during the quarter included Enterasys, Playboy and WellPoint, while growth continued within existing clients including Bell Canada, EarthLink, eBay and Forex.  LivePerson has also entered into multi-divisional pilots of LivePerson Sales Edition with two Fortune 200 companies in the telecom and computer hardware sectors.

Net loss for the quarter was $(83,000) or $(0.00) per share, as compared to a net loss of $(1.2) million or $(0.04) per share in the prior quarter, and net loss of $(5.4) million, or $(0.16) per share in the first quarter of 2002.  Net loss included a net restructuring charge of $1.2 million in the prior quarter, and a $5.2 million charge related to the cumulative effect of an accounting change in the prior year.

Earnings/(loss) before interest, taxes, depreciation and amortization (EBITDA) for the first quarter was $257,000 versus $47,000 in the first quarter of 2002.   A reconciliation of the differences between EBITDA and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included in this press release.

LivePerson considers EBITDA and cash from operations to be important financial indicators of the Company’s operational strength and the performance of its business. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

Cash balance increased by $379,000 to $8.4 million.

Financial Expectations

The Company currently expects the following financial results:

•                  Sequential quarterly revenue growth of at least 5%, to $2.7 million for Q2 2003

•                  Annual revenue growth of at least 35%, to $11 million for the full year 2003

•                  EBITDA of $0.01 per share and breakeven EPS in Q2

•                  EBITDA of $0.05 per share and EPS of $0.01 for the full year

The difference between EBITDA per share, a non-GAAP measure, and EPS, is interest, taxes, depreciation and amortization, and is expected to equal $0.01 per share in Q2 and $0.04 per share for the full year.

Product Update

LivePerson has also received strong initial interest in the benefits of Live Keyword, a new feature that enables LivePerson users to dramatically increase the effectiveness of their online keyword search efforts.  An alert function that ties search engine information to specific customers in real time enables LivePerson clients to immediately react to and adapt their resource allocation that drives traffic to their Web site.  The feature operates with all standard search results technology, including FindWhat®, Google®, Overture®, Yahoo® and others.

LivePerson, Inc.

Condensed Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	(Unaudited)
	2003	2002
Total revenue	$2,529	$1,826

Operating expenses:
Cost of revenue	493	338
Product development	331	296
Sales and marketing	727	564
General and administrative	807	671
Amortization of other intangibles	253	—
Non-cash compensation, net of reversals	6	102
Total operating expenses	2,617	1,971

Loss from operations	(88)	(145)

Other income, net	5	37

Loss before cumulative effect of accounting change	(83)	(108)
Cumulative effect of accounting change	—	5,338

Net loss	$(83)	$(5,446)

Basic and diluted net loss per share:
Loss before cumulative effect of accounting change	$(0.00)	$(0.00)

Cumulative effect of accounting change	—	(0.16)

Net loss	$(0.00)	$(0.16)

Weighted average shares outstanding used in basic and diluted net loss per share calculation	34,155,869	34,003,610

LivePerson, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In Thousands, Except Share and Per Share Data)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended March 31,
	(Unaudited)
	2003	2002
Net loss in accordance with generally accepted accounting principles	$(83)	$(5,446)
Add/(less):
(a) Amortization of other intangibles	253	—
(b) Non-cash compensation, net of reversals	6	102
(c) Depreciation	93	90
(d) Cumulative effect of accounting change	—	5,338
(e) Interest income, net	(12)	(37)
EBITDA (1)	$257	$47
Fully diluted EBITDA per share	$0.01	$0.00

Weighted average shares used in EBITDA per share calculation Fully diluted	34,861,746	34,064,190

EBITDA	$257	$47
Add/(less):
Changes in operating assets and liabilities	63	230
Provision for doubtful accounts	15	—
Interest income, net	12	37
Net cash provided by operating activities	$347	$314

(1)             Earnings before interest, taxes, depreciation and amortization.

LivePerson, Inc.

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,383	$8,004
Accounts receivable, net	913	607
Prepaid expenses and other current assets	220	299
Total current assets	9,516	8,910

Property and equipment, net	517	595
Other intangibles, net	760	1,014
Security deposits	123	124
Other assets	210	194
Total assets	$11,126	$10,837

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$187	$136
Accrued expenses	1,537	1,837
Deferred revenue	1,353	800
Total current liabilities	3,077	2,773

Other liabilities	192	176

Commitments and contingencies

Total stockholders’ equity	7,857	7,888
Total liabilities and stockholders’ equity	$11,126	$10,837

About LivePerson

LivePerson is a leading provider of technology facilitating real-time online customer interaction. LivePerson services enable online businesses to communicate securely with Internet users in real time, thereby enhancing the online experience. With real-time solutions consisting of chat, marketing and selling tools, a self-service FAQ product and email management, LivePerson offers clients the opportunity to increase sales, lower customer service costs and increase responsiveness to customer needs. LivePerson is headquartered in New York City.

EBITDA Financial Disclosure:

Investors are cautioned that the EBITDA, or earnings/(loss) before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Forward Looking Statements:

Statements in this press release regarding LivePerson, Inc. that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause LivePerson’s actual results to differ materially from those described in a forward-looking statement: our possible delisting from Nasdaq; the limited history of providing the LivePerson services; our limited historical annual revenue and history of losses; the possible unavailability of financing as and if needed; an unproven business model; our dependence on the success of the LivePerson chat service; continued use by our clients of the LivePerson services; potential fluctuations in our quarterly and annual results; risks related to adverse business conditions experienced by our clients; our dependence on key employees; risks related to our international operation, particularly our operations in Tel Aviv, Israel, and the current civil and political unrest in that region; competition for qualified personnel; competition in the real-time sales and customer service technology market; building awareness of the LivePerson brand name; technology systems beyond LivePerson’s control and technology-related defects that could disrupt the LivePerson services; our dependence on the growth of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and responding to rapid technological change. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by LivePerson with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.